SUB-ITEM 77I: TERMS OF NEW OR AMENDED SECURITIES

The Prospectus for Brown Advisory Opportunity Fund ("Fund"), a new series of Registrant, as filed via EDGAR pursuant to Rule 497(c) of the Securities Act of 1933, as amended, on January 5, 2006, accession number 0001275125-06-000028, is incorporated into, and legally part of, this filing. A supplement to the Fund's Prospectus as filed via EDGAR pursuant to Section 497(e) of the Securities Act of 1933, as amended, on January 11, 2006, accession number 0001275125-06-000028, is incorporated into, and legally part of, this filing.

The Statement of Additional Information for the Fund as filed via EDGAR pursuant to Rule 485(b) of the Securities Act of 1933, as amended, on December 28, 2005, accession number 0001275125-05-000626, is incorporated by reference into, and legally part of, this filing.

As of April 25, 2006: (1) Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, and Brown Advisory Small-Cap Value Fund commencing offering A Shares; (2) all shares issued and outstanding of Brown Advisory Small-Cap Value Fund were reclassified as Institutional Shares; and (3) A Shares of Brown Advisory Small-Cap Growth Fund were renamed D Shares and the Fund commenced the offering of new A Shares. The Prospectus for Brown Advisory Growth Equity Fund, Brown Advisory Value Equity Fund, Brown Advisory Small-Cap Value Fund and Brown Advisory Small-Cap Growth Fund, each a series of Registrant, as filed via EDGAR pursuant to Rule 497(c) of the Securities Act of 1933, as amended, on May 1, 2006, accession number 00001193125-06-095324, is incorporated into, and legally part of, this filing. The Statement of Additional Information for each of these funds as filed via EDGAR pursuant to Rule 485(b) of the Securities Act of 1933, as amended, on April 25, 2006, accession number 0001193125-06-088043, is incorporated into, and legally part of, this filing.